EXHIBITS 5.2 AND 23.2

10700 Sikes Pl., Suite 375

Charlotte, North Carolina 28277

                                                                                                                                                                                         Telephone (704) 814-4460

April 5, 2021

cbdMD, Inc.

8845 Red Oak Boulevard

Charlotte, NC  28217

Re: Registration statement on Form S-3

Ladies and Gentlemen:

This opinion letter is being furnished in connection with the filing, with the Securities and Exchange Commission (the "Commission") on or about the date hereof, under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form S-3 (the "Registration Statement") of cbdMD, Inc., a North Carolina corporation (the "Company"), and the prospectus contained in such Registration Statement (the "Prospectus"). The Registration Statement relates to the proposed issuance, offer and sale of up to $200,000,000.00 in the aggregate offering price of securities that may be offered from time to time by the Company in one or more offerings of (i) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock") (iii) warrants to purchase Common Stock and/or Preferred stock (the "Warrants") or (iv) or units of these securities (the "Units" and collectively with the Common Stock, Preferred Stock and Warrants, the "Securities").  This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post−effective amendments), will have become effective under the Securities Act; (e) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (h) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise. We have further assumed that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties' obligations under, the Securities will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the parties thereto are subject, (ii) any law, rule or regulation to which the parties thereto are subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are members of the Bar of the State of North Carolina.  The opinions expressed herein are limited to the North Carolina Business Corporation Act as currently in effect, and we express no opinion as to the applicability or the effect of any other law of the State of North Carolina or the laws of any other jurisdiction. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. For purposes of this opinion, we assume that the Securities will be issued in compliance with all applicable state securities or blue sky laws.

Based upon the foregoing and subject to the qualifications set forth elsewhere in this opinion letter, we are of the opinion that:

(1) With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (including shares of Common Stock issuable upon conversion of or exchange of any Preferred Stock or Warrants, the "Offered Common Shares"), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, and (v) when certificates in the form required under the North Carolina Business Corporation Act representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.001 per share of Common Stock, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

(2) With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the "Offered Preferred Shares"), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, when the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a certificate of designation for the Offered Preferred Shares in accordance with the applicable provisions of the North Carolina Business Corporation Act (the "Certificate of Designation"), (v) when the filing of the Certificate of Designation with the Secretary of State of the State of North Carolina has duly occurred, and (vi) when certificates in the form required under the North Carolina Business Corporation Act representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock, the Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued, fully paid and nonassessable.

(3) With respect to any Warrants offered by the Company pursuant to the Registration Statement (the "Offered Warrants"), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, when an underwriting agreement or purchase agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration received therefor and related matters, and (v) when the Offered Warrants have been duly executed and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Warrants, when issued and sold in accordance with the underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration, or (vi) limit the waiver of rights under usury laws.

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We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities.

No portion of this letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the use of our name under the heading "Legal Matters" in the Registration Statement. We further consent to your filing a copy of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Gavigan Law, PLLC
GAVIGAN LAW, PLLC

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